Independent Auditors' Consent
                          -----------------------------


The Board of Directors and Stockholders
REpipeline.com, Inc.
Dallas, Texas


We consent to the use and inclusion in this Form SB-2 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated May 9, 2001 on our audit of the financial statements of Repipeline.com, Inc. at December 31, 2000 and for the period August 19, 1999 (inception) through December 31, 2000.

We also consent to the reference of our Firm under the caption "Experts" in the Registration Statement and Prospectus.





Turner, Stone & Company, L.L.P.
Certified Public Accountants


Dallas, Texas
June 11, 2001